UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Medtronic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-60(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following letter was sent to certain shareholders beginning on August 8, 2013.

AN IMPORTANT REMINDER!

August 8, 2013

Dear Shareholder:

We have previously mailed you a Proxy Statement concerning the upcoming Annual Meeting of Shareholders of Medtronic, Inc. (the “Annual Meeting”). According to our latest records, your proxy instructions for the Annual Meeting have not been received. The Annual Meeting is scheduled to be held on Thursday, August 22, 2013, at 10:30 a.m. (Central Daylight Time) at Medtronic’s Mounds View campus, located at 8200 Coral Sea Street N.E., Mounds View, Minnesota 55112.

We are seeking your support on nine matters to be voted upon at the Annual Meeting: (1) to elect eleven directors for a one year term; (2) to ratify the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal year 2014; (3) to approve, in a non-binding advisory vote, named executive officer compensation (a “Say-on-Pay” vote); (4) to approve the Medtronic, Inc. 2013 Stock Award and Incentive Plan; (5) to amend and restate the Company’s Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections; (6) to amend and restate the Company’s Articles of Incorporation to allow changes to the size of the Board of Directors upon the affirmation vote of a simple majority of shares; (7) to amend and restate the Company’s Articles of Incorporation to allow removal of a director upon the affirmation vote of a simple majority of shares; (8) to amend and restate the Company’s Articles of Incorporation to allow amendments to Section 5.3 of Article 5 upon the affirmation vote of a simple majority of shares; and (9) to amend and restate the Company’s Articles of Incorporation to eliminate the “fair price provision.”

Each of these proposals is described in greater detail in the Proxy Statement mailed to you on or about July 12, 2013. The Board of Directors recommends that you vote “FOR” approval of each of the nine proposals.

Please act now to ensure that your Medtronic shares are represented at the Annual Meeting. Your vote is very important, regardless of the number of shares you currently own. We urge you to vote your shares today, by following either the telephone or internet voting instructions that are enclosed with this letter.

Thank you for your prompt attention to this matter and for your continued support of Medtronic, Inc.

Sincerely,

Omar Ishrak

Chairman and CEO